                                                                    EXHIBIT 10.2
                            TITAN RESOURCES I, INC.
             AMENDED AND RESTATED VOTING AND SHAREHOLDERS AGREEMENT

       This AMENDED AND RESTATED VOTING AND SHAREHOLDERS AGREEMENT (this "Agreement"), made and entered into as of December 11, 1995, by and among Titan Resources I, Inc., a Texas corporation (the "Company"), Jack D. Hightower ("Management Owner"), Natural Gas Partners, L.P. ("NGP I") and Natural Gas Partners II, L.P. ("NGP II" and collectively with NGP I, "NGP"), Joint Energy Development Investments Limited Partnership ("JEDI") and First Union Corporation ("First Union") (the Management Owner, NGP, JEDI and First Union are sometimes collectively referred to herein as the "Owners" and individually as a "Owner"), amends and restates in its entirety that certain Voting and Shareholders Agreement dated March 31, 1995 between Management Owner and NGP (the "Original Agreement").

                              W I T N E S S E T H:

       WHEREAS, the Company was created and organized to act as the general partner of Titan Resources, L.P., a Texas limited partnership ("Partnership"), and the Original Agreement was entered in connection therewith; and

       WHEREAS, JEDI and First Union have proposed to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock") and units of limited partnership interests in the Partnership; and

       WHEREAS, it is a condition to the consummation of JEDI's and First Union's purchase of the Common Stock and limited partnership interests that the parties hereto agree to amend the Original Agreement as provided herein;

       NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and conditions contained herein, the parties hereto hereby agree that the Original Agreement shall be amended in its entirety, as follows:

       Section 1.    Voting Agreement.

       (a) General Rights. From and after the date hereof and until the provisions of this Section 1 shall terminate as provided in subsection (b) hereof, the Owners hereby agree to vote all of their "Owner Shares" (as defined below) and any other voting securities of the Company over which they have voting control at any annual or special shareholders meeting or to execute any written consent in lieu thereof, and the Company will take all reasonable actions within its control, that may be necessary in order to cause:

                     (i) the authorized number of directors on the Board to be established at four directors, provided that, if JEDI provides written notice to the Company that it is exercising its right to designate a representative to the Board of Directors (the "JEDI Director Option"), the authorized number of directors on the Board shall, within 30 days of the receipt of such notice, be established at five directors;

                     (ii) the election to the Board of two representatives designated by the Management Owner;
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                     (iii)  the election to the Board of two representatives
       designated by an authorized representative of NGP;

                     (iv) prior to the exercise of the JEDI Director Option, the appointment of two advisory directors designated by an authorized representative of JEDI (the "JEDI Advisory Directors"), one of whom shall also be entitled to act as an advisory director to any Executive Committee that may hereafter be authorized;

                     (v) upon the exercise of the JEDI Director Option, the removal of one of the JEDI Advisory Directors, the election to the Board of one representative designated by an authorized representative of JEDI and the continued appointment of one JEDI Advisory Director designated by an authorized representative of JEDI, who shall also be entitled to act as an advisory director to any Executive Committee that may hereafter be authorized;

                     (vi) the appointment of one advisory director designated by an authorized representative of First Union (the "First Union Advisory Director"), who shall also be entitled to act as an advisory director to any Executive Committee that may hereafter be authorized;

                     (vii) the removal from the Board (with or without cause) of either or both of the representatives designated by the Management Owner hereunder at the written request of the Management Owner (but only upon such written request and under no other circumstances);

                     (viii) the removal from the Board (with or without cause) of either or both of the representatives designated by NGP hereunder at the written request of an authorized representative of NGP (but only upon such written request and under no other circumstances);

                     (ix) the removal from the Board (with or without cause) of the representatives designated by JEDI hereunder, or the removal of a JEDI Advisory Director (with or without cause), at the written request of an authorized representative of JEDI (but only upon such written request and under no other circumstances);

                     (x) the removal of the First Union Advisory Director (with or without cause), at the written request of an authorized representative of First Union (but only upon such written request and under no other circumstances);

                     (xi) in the event that any director designated by the Management Owner hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board to be filled by a representative designated by the Management Owner hereunder;

                     (xii) in the event that any director designated by NGP hereunder for any reason ceases to serve as a member of the Board during his term of office, the resulting vacancy on the Board to be filled by a representative designated by an authorized representative of NGP;




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                     (xiii) in the event that any director or advisory director designated by JEDI hereunder for any reason ceases to serve as a member of the Board or as an advisory director, as applicable, during his term of office, the resulting vacancy, to be filled by a representative designated by an authorized representative of JEDI;

                     (xix) in the event that any advisory director designated by First Union hereunder for any reason ceases to serve as an advisory director during his term of office, the resulting vacancy to be filled by a representative designated by an authorized representative of First Union;

                     (xx) in the event there shall be submitted to the Owners any proposal concerning the amendment or repeal of, or the adoption of new bylaws to replace, any of provisions of the Company's Bylaws set forth in Article Two - Sections 1 through 7, in Article Three - Sections 2, 3, 4, 6, 7, 8, 9 and 14, in Article Four, in Article Five or in Article Eleven, such proposal to be defeated unless each of the Owners shall have consented in writing to such amendment, repeal or replacement; and

                     (xxi) in the event there shall be submitted to the Owners any proposal concerning (A) the designation of the directors to constitute the Executive Committee created pursuant to Article Five of the Company's Bylaws, such proposal to be defeated unless each of NGP and the Management Owner shall have consented in writing to each of the directors to be so designated, or (B) the delegation to the Executive Committee created pursuant to Article Five of the Company's Bylaws, of authority and powers of the Board of Directors in addition to the authority to approve those matters described in Section 2 of Article Four of such Bylaws, such proposal to be defeated unless each of NGP and the Management Owner shall have consented in writing to such proposed delegation of authority and powers.


       (b) Termination. The voting rights set forth in this Section 1 shall terminate upon the earlier of (i) the date upon which Management Owner's employment shall have terminated pursuant to Section 2 as in effect on the date hereof of that certain Employment Agreement dated as of March 31, 1995 among the Company and the Management Owner, (ii) the first date on which the Management Owner ceases to own all of the Owner Shares initially owned by the Management Owner as of the date hereof (as appropriately adjusted for any stock splits, combinations or similar changes), or (iii) the tenth anniversary of the date hereof, unless extended by the parties hereto.





       Section 2.    Special Agreements Pertaining to Option Vesting.

       (a) Solicitation of Bona Fide Purchase Offers. If the conditions to the vesting of all Options granted by the Partnership under the terms of the Partnership's Option Plan dated effective as of March 31, 1995 ("Plan") shall not have been satisfied as of March 31, 2000, then at the request of the Management Owner, the Owners agree to take such actions as may be





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required to authorize the Management Owner and the other officers of the
Company, acting in their capacity as officers of the General Partner of the Partnership, to solicit bona-fide offers in writing from unrelated third parties to purchase for cash all, but not less than all, of the outstanding partnership interests of the Partnership or substantially all of the Partnership's assets (any such sale is referred to herein as a "Liquidating Transaction"), which such offer may not be subject to any financing contingencies and must provide that such Liquidating Transaction shall be consummated not later than 120 days after the date of such offer and in no event later than March 31, 2001 (any such offer which complies with such terms is referred to as a "Bona Fide Purchase Offer").


       (b) NGP's Evaluation of Offer. The Management Owner shall promptly notify NGP of the receipt of any Bona Fide Purchase Offer and shall provide to NGP all information then in the possession of the Company and the Management Owner relating to same. NGP shall provide notice to the Company and the Management Owner not later than the close of business on the 30th day following the date NGP receives notice of such offer of NGP's election, which may be exercised in its sole and absolute discretion, to accept or reject such Bona Fide Purchase Offer. During such 30 day period the Management Owner agrees to obtain and provide to NGP any additional information requested by NGP regarding the offeror or the terms of the offer which is reasonably obtainable by the Management Owner. Any failure by NGP to provide notice of its acceptable or rejection of a Bona Fide Purchase Offer prior to the end of such 30 day period shall be deemed to be a rejection of such offer.

       (c) Acceptance of Offer. If NGP shall elect to accept the Bona Fide Purchase Offer, then the Owners mutually agree to take all such actions as may be required to effectuate the Liquidating Transaction in accordance with the terms of the Bona Fide Purchase Offer, including, without, limitation, voting in their capacity as Owners of the Common Stock, as directors of the Company and as owners of LP Units in favor of authorizing and consummating the Liquidating Transaction.

       (d) Rejection of Offer. If NGP shall reject the Bona Fide Purchase Offer, then the Owners agree to take such actions as may be necessary (i) to cause the Board to include in its determination of "Realized Equity Value" (as defined in each of the B Options, C Options and D Options granted under the
Plan) the cash purchase price set forth in the Bona Fide Purchase Offer, and
(ii) if the addition of such amount shall cause the Realized Equity Value to be established at an amount which allows the B Options, C Options or D Options to vest in accordance with the terms thereof, to cause the Board to amend the Plan to provide for a two-year extension of the time to exercise such vested Options.

       (e) Termination. The provisions of this Section 2 shall terminate on the date on which Section 1 terminates.



       Section 3.    Restrictions on Transfers of Shares and LP Units.

       (a) General. In addition to any restrictions on the Transfer of Owner Shares and LP Units that are imposed under applicable securities laws and under the Partnership Agreement, no





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Owner shall Transfer all or any part of his or her Owner Shares or LP Units, except upon compliance with this Section 3.

       (b)    General Right to Transfer.

              (i) Subject to compliance with subsection (c) hereof, NGP may transfer all or any part of its Owner Shares either (A) in an Excluded Affiliate Transfer, or (B) with the prior written consent of Management Owner;

              (ii) Subject to compliance with subsection (c) hereof, Management Owner may transfer all or any part of his Owner Shares with the prior written consent of NGP; and

              (iii) any other party hereto may transfer all or any portion of its Owner Shares to the extent that a corresponding percentage of the LP Units owned by it is permitted to be transferred under the Partnership Agreement or any other agreements pertaining to the transferability of such LP Units; provided that, any restrictions and procedures which must be complied with as a pre-requisite to the transferability of such LP Units must also be applied to and complied with as to the Owner Shares, as a prerequisite to the transferability of such Owner Shares.

       (c)    Special Tag-Along Rights of JEDI and First Union.

              (i) In the event that NGP or Management Owner (either a "Seller" and both "Sellers") shall receive a bona-fide written offer or series of offers ("Offer") from an unrelated third party (the "Buyer") pursuant to which the Seller(s) propose(s) to dispose of Owner Shares or LP Units and such proposed disposition would result in a Change in Control Transaction, then each Seller desiring to transfer its Owner Shares or LP Units, shall, as a condition precedent to its right to accept the offer of Buyer, notify JEDI and First Union in writing of the receipt of such offer, the identity of the Buyer, the offered price on a per Owner Share and per LP Unit basis, as applicable (the "Specified Price"), for the Owner Shares and/or LP Units that are the subject of such offer (the "Offered Interest") and all other terms and conditions of such offer and shall cause the Buyer to offer to purchase a "proportionate number" (as defined below) of each of JEDI's and First Union's Owner Shares and LP Units (the "Tag-Along Interest"), at the Specified Price and on the same terms offered by the Buyer. Each of JEDI and First Union shall have the right, but not the obligation, either to (A) sell the Tag-Along Interest at the Specified Price to the Buyer along with the sale of the Seller's Owner Shares and/or LP Units, or (B) to retain its interest in the Partnership and/or the Company, and shall notify the Partnership and the Seller(s) in writing of its election within ten (10) days of its receipt of such offer. Failure by either of JEDI or First Union to give notice within the required ten
       (10) day period shall be deemed an election by it not to sell its Tag-Along Interest. If either or both of JEDI and First Union elect to sell the Tag-Along Interest, each party hereto electing to sell Owner Shares or LP Units shall be entitled to sell its proportionate share of the Offered Interest and shall use its reasonable best efforts to effectuate the sale to the Buyer upon the terms and conditions of the Offer. For the purposes of this subsection (c), a "proportionate number" of Owner Shares or LP Units of any party hereto (as applicable) shall be equal to (i) the product of the total number of Owner Shares or LP Units (as applicable) comprising the Offered Interest times the percentage obtained by





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
       dividing the number of Owner Shares or LP Units (as applicable) owned by such party (as applicable) by the aggregate number of Owner Shares or LP Units (as applicable) owned by all parties electing to sell in the Offer.

              (ii) If, following the procedures set forth in clause (i) of this subsection (c), JEDI or First Union fails to take the requisite actions specified in such clause (i) to sell the Tag-Along Interest, the Seller(s) shall, during a 90-day period commencing after the expiration of the ten (10) day period described in clause (i), be free to sell the Offered Interest to the Buyer, on the terms and provisions specified in its original notice of intention, and if the Offered Interest is not so disposed of within such 90-day period, the Sellers shall continue to own and hold the Offered Interest, and its remaining LP Units and Owner Shares, subject to the terms and provisions of this subsection (c).

              (iii) The Partnership and the Company shall not allow or consent to a transfer of Owner Shares or LP Units in a Change of Control Transaction without requiring the Sellers to comply with this subsection
       (c).


       (d) Termination. This Section 3 shall terminate upon the earlier of any one or more of the following events: (i) the consolidation or merger of the Company or the Partnership with or into another corporation or other entity (other than a merger in which the Company or the Partnership is the continuing or surviving entity) or the conveyance to another entity of the assets of the Company or the Partnership as an entirety or substantially as an entirety; (ii) the adjudication of the Company or the Partnership as a bankrupt, the execution by the Company or the Partnership of an assignment for the benefit of creditors or the appointment of a receiver of the Company; (iii) the voluntary or involuntary dissolution of the Company or the Partnership; (iv) upon the death of the Management Owner or when there is otherwise only one surviving Owner as a party to this Agreement; or (v) the agreement of all the Owners.

       Section 4. Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them in this Section 4:


       "Change in Control Transaction" means any of the following:

       (i) any disposition of Owner Shares or LP Units by the Management Owner or NGP (A) which causes a Conversion Event, (B) pursuant to which NGP assigns or delegates to a transferee which is not an Affiliate, the right under this Agreement to designate one or more representatives to the Board, or (C) which permits the transferee of such Owner Shares or LP Units to have the opportunity to elect a majority of the members of the Board of Directors of the Company; or

       (ii) any disposition by the Management Owner or NGP of LP Units constituting 40% or more of the number of LP Units owned by the Management Owner or NGP, as applicable, as of the date hereof.

       "Conversion Event" the events defined as such in that certain Agreement
Re: Conversion Event dated as of the date hereof among the parties hereto.





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
       "Excluded Affiliate Transfers" means any transfer of Owner Shares by NGP (whether voluntarily or by operation of law) to a partner or other affiliate or a legal successor of NGP I or NGP II.

       "Initial Public Offering" means the first offering to the public of equity securities of the Company or the Partnership pursuant to a registration statement on Form S-1 (or a comparable form used in connection with an initial public offering) under the Securities Act of 1933, as amended.

       "LP Units" means with respect to any Owner (i) all units of limited partnership interests held by such Owner, (ii) any equity securities issued or issuable directly or indirectly to an Owner with respect to the units referred to in clause (i) above by way of distribution or split or in connection with a combination of units, conversion, recapitalization, merger, consolidation or other reorganization, and (iii) any other units or class or series of security of the Company currently held or held in the future by a Owner.

       "Owner Shares" means with respect to any Owner (i) all shares of Common Stock held by such Owner, (ii) any equity securities issued or issuable directly or indirectly to an Owner with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, conversion, recapitalization, merger, consolidation or other reorganization, and (iii) any other shares of any class or series of voting security of the Company currently held or held in the future by an Owner.


       "NGP Parties" means collectively NGP I, NGP II and any subsequent owner of Owner Shares who acquires such shares in an Excluded Affiliate Transfer.

       "Partnership Agreement" means the Agreement of Limited Partnership of the Partnership, as amended.

       "Pledge" means any pledge of an interest in, or other encumbrance placed upon, Owner Shares as security for indebtedness or for other purposes.

       "Transfer" means any sale, assignment or other disposition of Owner Shares, other than a Pledge.

       Section 5. Enforcement; Legends. No Owner Shares or LP Units shall be transferred on the books of the Company nor shall any sale, assignment, transfer, pledge or other disposition thereof be effective unless and until the terms and provisions of this Agreement are first complied with and, in case of violation of this Agreement by the attempted transfer of Owner Shares or LP Units without compliance with the terms and provisions hereof, such sale, assignment, transfer, pledge or other disposition shall be invalid and of no effect. The Owners will cause the Company to imprint a legend on any certificates evidencing Owner Shares which are subject to this Agreement referring to the voting rights and the restrictions on transfer of the Owner Shares imposed hereunder. Any such legend shall be removed from the certificates evidencing any shares which cease to be "Owner Shares", as set forth in the definition of such term in Section 4 hereof. The Owners shall cause the Partnership to identify the existence of this Agreement relating to the LP Units of NGP and the Management Owner on Schedule 1 to the Partnership





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
Agreement until such time that such limited partnership interests are not LP Units as set forth in the definition of such term in Section 4 hereof.

       Section 6. Termination. This Agreement shall terminate upon the earlier of (i) the termination of Section 1, Section 2 and Section 3 hereof, or
(ii) upon completion of an Initial Public Offering.

       Section 7.    Miscellaneous.

       (a) Benefit. Except as expressly provided in Section 7(f), this Agreement will only bind and inure to the benefit of, and will only be enforceable by and against, the Owners and their respective successors and permitted assigns; provided that, under no circumstances may the right to designate a representative to the Board pursuant to Section 1 be held by more than one transferee of each Owner. Consequently, if any Owner should assign less than all of its Owner Shares or LP Units to a permitted transferee, then at the time of such transfer, the Owner must designate whether it is retaining the rights under Section 1 hereof or whether such rights are transferred to the transferee. The Person so designated as holding such rights (i.e., either the transferring Owner or the transferee), shall be entitled to exercise all rights and shall be bound by all obligations applicable to all of the Owner Shares initially owned by the transferring Owner, as specified on the execution pages hereof.

       (b) Notices. Whenever in this Agreement, notice is required to be given it shall be given in writing, and if such notice is given by registered mail it shall be deemed to have been received on the second business day after the date such notice is posted. All notices hereunder to the Company shall be mailed to it at the address of its principal place of business and all notices to the Owners shall be mailed to them at their last known address as shown on the books and records of the Company. Any party may change its or his or her mailing address by giving written notice of such change to all other parties.

       (c) Governing Law. This Agreement and the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas.

       (d) Number. Words in the singular shall be construed to include the plural and vice versa, unless the context otherwise requires.

       (e) Headings. The headings appearing in this Agreement are inserted only for convenience of reference and in no way shall be construed to define, limit or describe the scope or intent of any provision of this Agreement.

       (f) Joinder. The spouse, if any, of the Management Owner joins in the execution and delivery of this Agreement for the express purpose of binding her community property interests, if any, in the Owner Shares.

       (g) Severability. Every provision in this Agreement is intended to be severable. In the event that any provision in this Agreement shall be held invalid, the same shall not affect in any respect whatsoever the validity of the remaining provisions of this Agreement; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.





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       (h)    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

       (i) Entirety; Amendments and Modifications. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement may be amended at any time to add additional parties hereto and make corresponding modifications in connection therewith, by a written instrument executed by NGP and Management Owner; provided that, no amendment or modification of this Agreement may terminate, waive or limit in any respect a right of an Owner under this Agreement without that party's written consent thereto (it being acknowledged that the dilution of an Owner's representation on the Board solely as a result of the addition of directors to the Board will not be deemed to be a modification of an Owner's rights hereunder); provided further that, before a Conversion Event has occurred no amendment may expand the number of directors on the Board to more than five directors, unless the Bylaws of the Company are amended to provide:

              (i) for three separate classes of directors, with one class established for the two directors then designated by NGP pursuant to
       Section 1(a)(iii) of this Agreement (Class A), one class established for the two director(s) then designated by the Management Owner pursuant to
       Section 1(a)(ii) of this Agreement (Class B), one class established for any of the directors then designated by First Union and the JEDI Parties, and, if applicable, any other directors (Class C); and

              (ii) that no matter coming before the Board of Directors may be approved without the affirmative vote of at least one Class A and one Class B director and that any matter may be approved by the affirmative vote of all of the Class A and Class B directors.





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       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.



                                          TITAN RESOURCES I, INC.



                                          By: /s/ JACK D. HIGHTOWER
                                             ---------------------------------
                                             Name: Jack D. Hightower
                                                  ----------------------------
                                             Title: President
                                                   ---------------------------




                                          NATURAL GAS PARTNERS, L.P.
Initial Number of
Owner Shares:                             By: G.F.W. Energy, L.P.,
7749.9                                        General Partner


                                          By: /s/ DAVID R. ALBIN
                                             ---------------------------------
                                             David R. Albin
                                             Authorized Employee





                                          NATURAL GAS PARTNERS II, L.P.
Initial Number of
Owner Shares:                             By: G.F.W. Energy II, L.P.,
8129.3                                        General Partner

                                          By: GFW II, L.L.C.,
                                              General Partner


                                          By: /s/ KENNETH A. HERSH
                                             ---------------------------------
                                             Kenneth A. Hersh
                                             Authorized Member

Initial Number of
Owner Shares:                              /s/ JACK D. HIGHTOWER
                                          ------------------------------------
4660.8                                    JACK D. HIGHTOWER




                                           /s/ ROBIN M. HIGHTOWER
                                          ------------------------------------
                                          Spouse



                                          JOINT ENERGY DEVELOPMENT
Initial Number of                         INVESTMENTS LIMITED PARTNERSHIP
Owner Shares:
5135                                      By: Enron Capital Corp., its general
                                          partner


                                          By: /s/ WYNNE SNOOTS, JR.
                                             ---------------------------------
                                             Name: Wynne Snoots, Jr.
                                                  ----------------------------
                                             Title: Agent and Attorney in Fact
                                                   ---------------------------





                                          FIRST UNION CORPORATION
Initial Number of
Owner Shares
2567.5


                                          By: /s/ TED A. GARDNER
                                             ---------------------------------
                                             Name: Ted A. Gardner
                                                  ----------------------------
                                             Title: Senior Vice President
                                                   ---------------------------





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